As filed with the U.S. Securities and Exchange Commission on March 6, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Omada Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-2355015
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Blvd, Suite 120
South San Francisco, California 94080
(888) 987-8337
(Address of Principal Executive Offices) (Zip Code)

Omada Health, Inc. 2025 Incentive Award Plan
Omada Health, Inc. 2025 Employee Stock Purchase Plan
(Full titles of the plans)

Sean Duffy
Chief Executive Officer
Omada Health, Inc.
611 Gateway Blvd, Suite 120
South San Francisco, California 94080
(888) 987-8337
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:

Nathan Salha Omada Health, Inc. 611 Gateway Blvd, Suite 120 South San Francisco, California 94080 (888) 987-8337	Kathleen M. Wells Richard Kim Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”
“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Omada Health, Inc. (the “Registrant”) for the purpose of registering an aggregate of 3,644,941 shares of common stock, par value $0.001 per share (“Common Stock”), consisting of:

i. 2,925,997 shares of Common Stock that were added on January 1, 2026 to the number of shares authorized for issuance under the Company’s 2025 Incentive Award Plan (the “2025 Plan”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Company’s Common Stock authorized for issuance thereunder;
ii. 585,199 shares of Common Stock that were added on January 1, 2026 to the number of shares authorized for issuance under the Company’s 2025 Employee Stock Purchase Plan (the “ESPP”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Company’s Common Stock authorized for issuance thereunder;
iii. 116,657 shares of Common Stock that expired, lapsed or were terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged or settled for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited under the 2025 Plan or the Company’s 2011 Stock Plan (the “Prior Plan”), and as such again became available, in each case, as Common Stock for issuance under the 2025 Plan pursuant to its terms; and
iv. 17,088 shares of Common Stock tendered or withheld in payment of the exercise price of an option under the 2025 Plan or any Prior Plan or tendered or withheld to satisfy any tax withholding obligation with respect to an award under the 2025 Plan or any Prior Plan, and as such again became available for issuance under the 2025 Plan pursuant to its terms.

These additional shares of Common Stock are securities of the same class as other securities registered on the Registration Statement on Form S-8 relating to the same benefit plans filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2025 (File No. 333-287823).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:
(a) the contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the 2025 Plan and the ESPP, previously filed with the SEC on June 6, 2025 (File No. 333-287823);
(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 6, 2026; and
(c) the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42679), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 3, 2025, including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation	8-K	001-42679	3.1	6/9/2025

4.2	Amended and Restated Bylaws	8-K	001-42679	3.2	6/9/2025

4.5	Form of Common Stock Certificate	S-1	333-287156	4.2	5/9/2025

5.1*	Opinion of Latham & Watkins LLP					X

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

24.1*	Power of Attorney (included on the signature page to the Registration Statement)					X

99.1	Omada Health, Inc. 2025 Incentive Award Plan	S-1/A	333-287156	10.9(a)	5/29/2025

99.2(b)#	Form Agreements under 2025 Incentive Award Plan	S-1	333-287156	10.9(b)	5/9/2025

99.3#	Omada Health, Inc. 2025 Employee Stock Purchase Plan	S-1/A	333-287156	10.10	5/29/2025

107.1*	Filing Fee Table					X

* #	Filed herewith. Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 6th day of March, 2026.

OMADA HEALTH, INC.

By:	/s/ Sean Duffy
Name:	Sean Duffy
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean Duffy and Steve Cook, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in their name, place, or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sean Duffy
Sean Duffy	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2026
/s/ Steve Cook
Steve Cook	Chief Financial Officer (Principal Financial Officer)	March 6, 2026
/s/ Craig Gracey
Craig Gracey	Chief Accounting Officer (Principal Accounting Officer)	March 6, 2026
/s/ Jeryl Hilleman
Jeryl Hilleman	Chairperson of the Board of Directors	March 6, 2026
/s/ Anne Beal
Anne Beal, M.D., M.P.H.	Director	March 6, 2026
/s/ Trevor Fetter
Trevor Fetter	Director	March 6, 2026

/s/ Sachin Jain
Sachin Jain, M.D.	Director	March 6, 2026
/s/ Julie Klapstein
Julie Klapstein	Director	March 6, 2026
/s/ Jonathan Root
Jonathan Root, M.D.	Director	March 6, 2026
/s/ Adam Stavisky
Adam Stavisky	Director	March 6, 2026